Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated June 10, 2022, relating to the consolidated financial statements of SatixFy Communications Ltd which are contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel December 16, 2022

Tel Aviv 03-6386868	Jerusalem 02-6546200	Haifa 04-8680600	Beer Sheva 077-7784100	Bnei Brak 073-7145300	Kiryat Shmona 077-5054906	Petah Tikva 077-7784180	Modiin llit 08-9744111	Nazrat llit 04-6555888

Main office: Beit Amot BDO, 48 Menachem Begin Road, Tel Aviv, 6618001 Email: bdo@bdo,co.il Website: www.bdo.co.il

BDO Israel, an Israeli partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. BDO is the brand name for the BDO network and for each of the BDO Member Firm